                                                                    EXHIBIT 12.1



                 THE GOLDMAN SACHS GROUP, L.P. and SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                                                  THREE MONTHS ENDED
                                           YEAR ENDED NOVEMBER                         FEBRUARY
                            --------------------------------------------------    ------------------
                             1994      1995       1996       1997       1998       1998        1999
                             ----      ----       ----       ----       ----       ----        ----
                                             ($ IN MILLIONS)

Net earnings..............  $  500    $ 1,348    $ 2,399    $ 2,746    $ 2,428    $  884      $1,007
Add:
  Provision for taxes.....       8         20        207        268        493       138         181
  Portion of rents
    representative of an
    interest factor.......      27         29         28         29         35         8          11
  Interest expense on all
    indebtedness..........   8,915      9,841     11,160     12,986     13,958     3,431       2,861
                            ------    -------    -------    -------    -------    ------      ------
Earnings, as adjusted.....  $9,450    $11,238    $13,794    $16,029    $16,914    $4,461      $4,060
                            ======    =======    =======    =======    =======    ======      ======
Fixed charges:
  Portion of rents
    representative of an
    interest factor.......  $   27    $    29    $    28    $    29    $    35    $    8      $   11
  Interest expense on all
    indebtedness..........   8,915      9,841     11,160     12,986     13,958     3,431       2,861
                            ------    -------    -------    -------    -------    ------      ------
Fixed charges.............  $8,942    $ 9,870    $11,188    $13,015    $13,993    $3,439      $2,872
                            ======    =======    =======    =======    =======    ======      ======
Ratio of earnings to fixed
  charges.................    1.06x      1.14x      1.23x      1.23x      1.21x     1.30x       1.41x
                            ======    =======    =======    =======    =======    ======      ======
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